SIDE AGREEMENT

         THIS SIDE AGREEMENT is entered into effective as of the 22nd day of November, 1999 by and between REDBALL, LLC ("Redball"), AG-CHEM EQUIPMENT CO, INC. ("Ag-Chem") and C.A.P., INC. ("C.A.P.").

         WITNESSETH:

         WHEREAS, Ag-Chem and C.A.P. are the sole members of Redball and are entering into that certain Member Control Agreement dated as of the date hereof ("Member Control Agreement") and various other documents related thereto; and

         WHEREAS, in connection with the execution of the Member Control Agreement, Ag-Chem has agreed to contribute to Redball One Million Dollars ($1,000,000) in cash; and

         WHEREAS, in connection with the execution of the Member Control Agreement, C.A.P. has agreed to contribute certain of its assets, and Redball has agreed to assume certain liabilities of C.A.P. so that the net book value of the assets (net of liabilities) contributed by C.A.P. shall equal One Million Dollars ($1,000,000);

         WHEREAS, as of the date of this Agreement, the parties hereto have not been able to confirm the net book value of the assets (net of liabilities) contributed by C.A.P. or the amount of the liabilities assumed by Redball; and

         WHEREAS, Ag-Chem and C.A.P. have decided to execute the Member Control Agreement and, within sixty (60) days hereafter, Ag-Chem shall determine whether the net book value of the assets contributed by C.A.P. (net of liabilities) equals One Million Dollars ($1,000,000).

         NOW, THEREFORE, in consideration of the mutual promises of the parties hereto and the mutual benefits to be gained by the performance hereof, the parties hereto agree as follows:

         1.) Review of Contribution. Notwithstanding Section 3.1 of the Member Control Agreement, within sixty (60) days after the date hereof, Ag-Chem and C.A.P. agree that C.A.P. and Ag-Chem shall determine the net book value of the assets contributed by C.A.P. and the amount of liabilities assumed by Redball so as to confirm that the net book value of the assets contributed by C.A.P. (net of liabilities) is equal to or greater than One Million Dollars ($1,000,000).

         2.) Valuation of Capital Contributions. If upon such review, Ag-Chem determines that the net book value of the assets contributed by C.A.P. (net of liabilities) is less than One Million Dollars ($1,000,000), C.A.P. agrees that it shall contribute to Redball cash or other assets (or assume certain liabilities of Redball as determined by Ag-Chem) so as to make such contribution equal One Million Dollars ($1,000,000). If upon such review, Ag-Chem determines that the net book value of the assets contributed by C.A.P. (net of liabilities) is greater than One Million Dollars ($1,000,000), Redball agrees that it shall distribute to C.A.P. cash or other assets, as determined by Ag-Chem, so as to make such contribution equal One Million Dollars ($1,000,000).

         3.) Termination of Redball. Notwithstanding the provisions of Section
11.2 of the Member Control Agreement, Ag-Chem and C.A.P. further agree that Ag-Chem shall not be obligated to continue as a member of Redball, and shall have the sole and absolute right to terminate Redball, if C.A.P. does not make the contribution provided above. Furthermore, if Ag-Chem terminates Redball pursuant to this Section 3, Redball agrees to (and C.A.P. agrees to cause Redball to) return Ag-Chem's contribution and repay any and all loans outstanding from Ag-Chem.

         4.) Miscellaneous. This Agreement is entered into in the State of Minnesota, and shall be governed by the laws of the State of Minnesota, notwithstanding the fact that one or more of the parties now is or may hereafter become a resident of a different state. In the event any portion of this Agreement is held to be invalid, the

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same will not affect in any respect the validity of the remainder of this
Agreement. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

AG-CHEM EQUIPMENT CO., INC.                  C.A.P., INC.

By:  /s/ John C. Retherfor                   By:  /s/ Steven Claussen
    -------------------------------              -------------------------------
     John C. Retherford                          Its:
     Senior Vice President
     Chief Financial Officer

REDBALL, LLC

By: /s/ Steven Claussen
    -------------------------------
    Its: President


Steven Claussen and Robert Claussen, jointly and severally, guarantee the timely performance of the obligations of C.A.P. hereunder.

/s/ Steven Claussen                          /s/ Robert Claussen
-----------------------------------          -----------------------------------
Steven Claussen                              Robert Claussen


                                       2.